                                                                     Exhibit 8.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000       Richard W. Baskerville   Sean P. Moore          Brian P. Rickert      Patents and Trademarks
DES MOINES, IOWA  50309-2510       Bruce Graves             Nancy S. Boyd          Valerie D. Bandstra     G. Brian Pingel
                                   Steven C. Schoenebaum    James L. Pray          Alexander M. Johnson    Camille L. Urban
                                   Harold N. Schneebeck     Brenton D. Soderstrum  James S. Niblock
TELEPHONE:  (515) 242-2400         Paul D. Hietbrink        Michael D. Treinen     Ann Holden Kendell
FACSIMILE:  (515) 283-0231         William C. Brown         Scott L. Long          Rebecca A. Brommel
                                   Richard K. Updegraff     Ronni F. Begleiter     Kelly K. Helwig
                                   Paul E. Carey            Miranda L. Hughes      Mark E. Roth
URL:  www.ialawyers.com            Douglas E. Gross         Kelly D. Hamborg       Tina R. Thompson
                                   John D. Hunter           William E. Hanigan     Brian M. Green
                                   James H. Gilliam         Mary A. Ericson        Dustin D. Smith       Of Counsel:
                                   Robert D. Andeweg        Barbara B. Burnett     Adam W. Jones           Marvin Winick
Offices in:                        Alice Eastman Helle      Michael J. Green       Catherine C. Cownie
  West Des Moines, Iowa            Michael R. Blaser        Michael A. Dee         Erick D. Prohs
  Pella, Iowa                      Thomas D. Johnson        Danielle Dixon Smid    Laura N. Martino
                                   Christopher R. Sackett   Deborah J. Schmudlach  Amy R. Piepmeier      Walter R. Brown (1921-2000)

                                                                                                        WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2416
                                                                                                        WRITER'S E-MAIL ADDRESS
                                                                                                           carey@ialawyers.com

                                  May 24, 2005

Board of Directors
Advanced BioEnergy, LLC
910 9th Street
Fairmont, NE  68354

Re: 2005 Registration Statement on Form SB-2; Tax Matters

Dear Sirs:

As counsel for Advanced BioEnergy, LLC, (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 6,732,500 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated May ___, 2005 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

May 24, 2005
Page 2

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                                      Yours truly,


                                                      Paul E. Carey